Exhibit 99.1
UFP Technologies Announces Record Q2 Results

Newburyport, Mass., August 3, 2026. UFP Technologies, Inc. (Nasdaq: UFPT), a trusted contract development and manufacturing organization specializing in comprehensive solutions for medical devices, sterile packaging and other highly engineered custom products, today reported net income of $20.9 million for its second quarter ended June 30, 2026, 21.4% higher than net income of $17.2 million for the second quarter of 2025. Net sales for the quarter ended June 30, 2026 were $174.0 million, 15.1% higher than 2025 second quarter sales of $151.2 million. Generally accepted accounting principles ("GAAP") and adjusted earnings per diluted common share outstanding ("EPS") for the quarter ended June 30, 2026 were $2.68 and $2.92, respectively. Net sales, net income, and EPS for the second quarter of 2026 reflect record quarterly results for the Company. Net income for the six-month period ended June 30, 2026 was $38.3 million, 11.6% higher than net income of $34.4 million for the same period in 2025. Net sales for the six-month period ended June 30, 2026 were $328.2 million, compared to sales of $299.3 million in the same period of 2025. GAAP and adjusted EPS for the six-month period ended June 30, 2026 were $4.92 and $5.39, respectively.
Throughout this news release, reference is made to non-GAAP measures including organic sales growth; adjusted selling, general and administrative expenses ("SG&A"); adjusted operating income; adjusted net income and EPS; and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.
"Our second quarter and first-half results reflect solid execution across the platform and continued progress toward our long-term growth strategy," said Mitch Rock, President and Chief Executive Officer. "In the second quarter, the team delivered 15.1% sales growth, increased gross margins to 29.3%, and grew operating income by 15.5%. These results were driven by contributions across the UFP platform, demonstrating the strength and diversity of our MedTech business."
"During the quarter, our top five customers grew 14.7%, the balance of our MedTech business grew 19.7%, and our non-medical business was flat," continued Rock. "We continue to invest in our Dominican Republic operations to support customer-driven growth initiatives, expand capacity, and enhance our cost structure over time. These investments are generating early operational benefits and strengthening our ability to support future growth. While the full realization of these benefits is taking longer than anticipated, the investments are creating near-term mix and margin pressure within our U.S. operations. We also continue to strengthen our leadership team, adding experienced executives in business development, operations, and legal to increase organizational capacity and support the continued growth of the UFP platform."
"Looking ahead, we continue to see meaningful opportunities to grow with existing customers, support new program launches, pursue disciplined acquisitions, and invest in our people and capabilities,” said Rock. “The fundamentals of the markets we serve remain attractive, and we remain focused on disciplined execution and long-term value creation for our customers and shareholders."

Financial Highlights:
•Sales for the second quarter increased 15.1% to $174.0 million, from $151.2 million in the same period of 2025. Year-to-date sales through June increased 9.6% to $328.2 million, from $299.3 million in the same period of 2025. Organic sales growth for the three- and six-month periods ended June 30, 2026, was 12.4% and 6.8%, respectively.

•Gross profit as a percentage of sales (“gross margin”) increased to 29.3% for the second quarter of 2026, from 28.8% in the same quarter of 2025. Gross margin for the six-month period ended June 30, 2026, increased to 29.0% from 28.6% in the same period of 2025.

•SG&A increased 21.8% to $22.8 million for the second quarter of 2026 compared to $18.7 million in the same quarter of 2025. As a percentage of sales, SG&A increased to 13.1% in the second quarter of 2026, from 12.4% in the same period of 2025. For the six-month period ended June 30, 2026, SG&A increased 17.0% to $43.8 million from $37.4 million in the same period of 2025. As a percentage of sales, SG&A in the six-month period ended June 30, 2026, increased to 13.3% from 12.5% in the same period of 2025. As a percentage of sales, adjusted SG&A increased to 11.7% and 11.8% for the three- and six-month periods ended June 30, 2026, respectively, from 10.8% and 10.9%, respectively in the same periods of 2025.
•Operating income increased 15.5% to $28.1 million for the second quarter of 2026, from $24.3 million in the same quarter of 2025. Adjusted operating income for the second quarter of 2026 increased 12.3% to $30.6 million from $27.3 million in the same period of 2025. For the six-month period ended June 30, 2026, operating income increased 8.5% to $51.5 million from $47.5 million in the same period of 2025. Adjusted operating income for the six-month period ended June 30, 2026, increased 6.4% to $56.5 million from $53.1 million in the same period of 2025.
•Net income was $20.9 million in the second quarter of 2026, compared to $17.2 million in the same period of 2025. Adjusted net income increased 17.2% to $22.7 million in the second quarter of 2026, from $19.4 million in the same period of 2025. GAAP and adjusted diluted EPS for the second quarter of 2026 were $2.68 and $2.92, respectively, as compared to $2.21 and $2.50, respectively, for the same period in 2025. For the six-month period ended June 30, 2026, net income increased to $38.3 million, from $34.4 million in the same period of 2025. Adjusted net income increased 8.9% to $42.1 million for the six-month period ended June 30, 2026, from $38.6 in the same period of 2025.
•Adjusted EBITDA for the second quarter of 2026 increased 14.3% to $36.4 million from $31.8 million in the second quarter of 2025. Adjusted EBITDA for the six-month period ended June 30, 2026, increased 8.5% to $67.3 million, from $62.1 million in the same period of 2025.

About UFP Technologies, Inc.

UFP Technologies is a trusted contract development and manufacturing organization specializing in comprehensive solutions for medical devices, sterile packaging and other highly engineered custom products. The company’s single-use and single-patient devices and components are used across a wide range of medical products in segments including robotic assisted surgery, patient beds, infection control, cardiovascular, orthopedics and spine and wound care. For more information, visit ufpt.com.

Contact: Ron Lataille
978-234-0926

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$173,964	$151,176	$328,166	$299,324
Cost of sales	123,046	107,633	232,886	213,629
Gross profit	50,918	43,543	95,280	85,695
Selling, general & administrative expenses	22,753	18,679	43,774	37,405
Acquisition costs	72	283	72	320
Change in fair value of contingent consideration	—	263	—	526
Gain on disposal of property, plant & equipment	(6)	(11)	(32)	(11)
Operating income	28,099	24,329	51,466	47,455
Interest expense, net	1,711	2,671	3,448	5,480
Other (income) expense	(40)	32	(18)	68
Income before income tax expense	26,428	21,626	48,036	41,907
Income tax expense	5,577	4,446	9,690	7,543
Net income	$20,851	$17,180	$38,346	$34,364

Net income per share	$2.69	$2.23	$4.96	$4.46
Net income per diluted share	$2.68	$2.21	$4.92	$4.42

Weighted average common shares outstanding	7,740	7,709	7,731	7,698
Weighted average diluted common shares outstanding	7,788	7,773	7,796	7,783

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$9,045	$20,301
Receivables, net	113,247	82,914
Inventories	100,090	86,856
Other current assets	12,510	10,930
Net property, plant, and equipment	76,916	79,109
Goodwill	196,444	197,403
Intangible assets, net	135,246	140,849
Other assets	38,411	36,715
Total assets	$681,909	$655,077
Liabilities and equity:
Accounts payable	$32,959	$24,289
Current installments, net of long-term debt	12,500	12,500
Other current liabilities	32,845	38,073
Long-term debt, excluding current installments	104,805	122,955
Other liabilities	36,375	33,383
Total liabilities	219,484	231,200
Total equity	462,425	423,877
Total liabilities and stockholders' equity	$681,909	$655,077
Conference Call
The Company has scheduled a conference call on Tuesday, August 4, 2026, at 8:30 AM Eastern time. Participants may join the call using the following dial-in numbers:
•Toll-Free: 1-412-206-6478
•International: 1-833-890-4010

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties, and other factors, which may cause our or our industry’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the

Company’s future financial or operating performance; statements of the Company about the marketplace and the Company’s position in the marketplace; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions, including that such acquisitions will be accretive to the Company's revenue, income and EBITDA; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding an increase in revenue as a result of the Company’s new robotic programs and facility expansions in the Dominican Republic and the completion of program transfers to the Dominican Republic in the safe patient handling space; statements about the Company’s ability to realize the benefits expected from our four large programs; expectations regarding an increase in product demand as a result of negotiating favorable terms with the Company’s largest customer; expectations regarding customer demand; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including tariffs, global trade barriers, additional taxes, tariff increases or uncertainties, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties, including the ongoing conflict between the U.S. and Iran; risks relating to cyber security, such as cyber-attacks on the Company’s information technology infrastructure, products, suppliers, customers and partners, including the potential consequences of the Cyber Incident (as defined in Item 1C, Cybersecurity in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025) could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts under cybersecurity related regulations or otherwise; risks associated with our or third-party use of artificial intelligence technologies; risks related to our indebtedness and compliance with covenants contained in our financing arrangements, and whether any available financing may be sufficient to address our needs; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, our largest customer decides to manufacture the products itself or through one of its affiliates or it obtains the products from other listed suppliers specified in our agreement; risks associated with our inability to extend or otherwise renegotiate favorable terms with the Company's largest customer, if at all; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and/or timely and successfully transfer programs to the Dominican Republic and risks relating to disruptions and delays in our supply chain or labor force; risks relating to our new robotic programs and facility expansions in the Dominican Republic; risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.
Non-GAAP Financial Information
This news release includes non-GAAP performance measures. Management considers organic sales growth, adjusted SG&A, adjusted operating income, adjusted net income and EPS, EBITDA and adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar to measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.
Organic Sales Growth Rate Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Overall net sales	$173,964	$151,176	$328,166	$299,324
Net sales from acquired operations	(4,065)	—	(8,459)	—
Organic sales	$169,899	$151,176	$319,707	$299,324

Organic growth sales rate	12.4%		6.8%

Adjusted Selling, General and Administrative Expenses (SG&A)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
SG&A (GAAP)	$22,753	$18,679	$43,774	$37,405
Amortization of intangible assets	(2,477)	(2,411)	(4,958)	(4,798)
Adjusted SG&A (Non-GAAP)	$20,276	$16,268	$38,816	$32,607
Adjusted SG&A as a % of sales	11.7%	10.8%	11.8%	10.9%
Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating income (GAAP)	$28,099	$24,329	$51,466	$47,455
Adjustments:
Acquisition costs	72	283	72	320
Change in fair value of contingent consideration	—	263	—	526
Amortization of intangible assets	2,477	2,411	4,958	4,798
Gain on disposal of fixed assets	(6)	(11)	(32)	(11)
Adjusted operating income (Non-GAAP)	$30,642	$27,275	$56,464	$53,088
Adjusted Net Income per Diluted Common Share Outstanding Reconciliation
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (GAAP)	$20,851	$17,180	$38,346	$34,364
Adjustments (net of taxes):
Acquisition costs	72	283	72	320
Change in fair value of contingent consideration	—	263	—	526
Amortization of intangible assets	2,477	2,411	4,958	4,798
Gain on disposal of fixed assets	(6)	(11)	(32)	(11)
Taxes on adjustments	(655)	(729)	(1,287)	(1,394)
Adjusted net income (Non-GAAP)	$22,739	$19,397	$42,057	$38,603

Adjusted net income per diluted share outstanding (Non-GAAP)	$2.92	$2.50	$5.39	$4.96
Weighted average diluted common shares outstanding	7,788	7,773	7,796	7,783

EBITDA Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (GAAP)	$20,851	$17,180	$38,346	$34,364
Income tax expense	5,577	4,446	9,690	7,543
Interest expense, net	1,711	2,671	3,448	5,480
Depreciation	2,488	2,308	4,906	4,555
Amortization of intangible assets	2,477	2,411	4,958	4,798
EBITDA (Non-GAAP)	$33,104	$29,016	$61,348	$56,740
Adjustments:
Share based compensation	3,224	2,285	5,957	4,497
Acquisition costs	72	283	72	320
Change in fair value of contingent consideration	—	263	—	526
Gain on disposal of fixed assets	(6)	(11)	(32)	(11)
Adjusted EBITDA (Non-GAAP)	$36,394	$31,836	$67,345	$62,072